IntelGenx to Present at Singular Research
9th Annual Best of the Uncovereds Conference

Saint Laurent, Quebec - September 17, 2014 - Saint Laurent, Quebec - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx") today announced that Dr. Horst Zerbe, Chairman, President and Chief Executive Officer, will present at the Singular Research 9th Annual Best of the Uncovereds Conference to be held Tuesday, September 22, 2014 at the Luxe Hotel in Los Angeles, California. IntelGenx’ presentation will take place September 22, 2014 at 9:30 AM Pacific Time.

Institutional investors that wish to request a meeting with IntelGenx should contact Singular Research.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Investor Contact:

COCKRELL GROUP
T: 877.889.1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

Company Contact:

Paul A. Simmons
Chief Financial Officer
IntelGenx Technologies Corp.
T: +1 514-331-7440
F: +1 514-331-0436
intelgenx.com